INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement of Speedemissions, Inc. on Form SB-2, to be filed on or about September 29, 2005, of our report dated March 21, 2005 appearing in the Company’s Form 10-KSB filed on or about April 15, 2005. We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Tauber & Balser, P.C.
Tauber & Balser, P.C.
Atlanta, Georgia
September 29, 2005